SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2000

   Commission            Exact name of registrant as             IRS Employer
   File Number             specified in its charter          Identification No.
   -----------             ------------------------          ------------------

    1-12869             CONSTELLATION ENERGY GROUP, INC.          52-1964611

    1-1910             BALTIMORE GAS AND ELECTRIC COMPANY         52-0280210



                                    Maryland
                       -----------------------------------
       (State or other jurisdiction of incorporation for each registrant)


                 250 W. Pratt Street, Baltimore, Maryland 21201
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrants' telephone number, including area code: (410) 234-5000

                                 Not Applicable
   --------------------------------------------------------------- ----------
          (Former name or former address, if changed since last report)





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ITEM 2.  Acquisition or Disposition of Assets
-------  ------------------------------------

     As previously discussed in the 1999 Annual Report on Form 10-K (1999 10K), and the March 31, 2000 Quarterly Report on Form 10-Q (2000 10Q) of Constellation Energy Group, Inc. (Constellation Energy) and Baltimore Gas and Electric Company
(BGE), BGE's electric generation was subject to deregulation pursuant to the Electric Customer Choice and Competition Act of 1999 (the "Act"). On June 30, 2000, BGE received the approval of the Nuclear Regulatory Commission (NRC) for the transfer of its nuclear generation assets. The NRC's approval was the last regulatory approval needed by BGE to transfer all of its generation assets including the electric generating facilities, fuel inventories, materials and supplies, and certain power purchase contracts to unregulated subsidiaries of Constellation Energy. In addition to the NRC's approval, BGE also received approval to transfer its generation assets from the Maryland Public Service Commission (Maryland PSC), the Federal Energy Regulatory Commission and the Pennsylvania Public Utility Commission, and obtained a private letter ruling from the Internal Revenue Service that the transfers would be tax free.

         Consequently, effective July 1, 2000, BGE transferred its nuclear generating assets and its nuclear decommissioning trust fund and reserve to Calvert Cliffs Nuclear Power Plant, Inc. (CCNPP), a subsidiary of Constellation Energy. BGE transferred its fossil generating assets and its partial ownership interest in two coal plants and a hydroelectric plant located in Pennsylvania to Constellation Power Source Generation, Inc. (CPSG), also a subsidiary of Constellation Energy. In total, these generating assets represent about 6,240 megawatts of generation capacity with a total estimated net book value at June 30, 2000 of approximately $2.4 billion. The exact amount of the transferred assets will be based on the actual net book value at June 30, 2000, which has not been determined at the date of this filing.

     As part of the transfer of the electric generating business to CCNPP and CPSG, BGE transferred tax-exempt debt of approximately $47 million to CCNPP and $231 million to CPSG related to the transferred assets. Additionally, CPSG issued approximately $366 million in unsecured promissory notes to BGE. Repayments of the notes by CPSG will be used exclusively to service the current maturities of certain BGE long-term debt. BGE also transferred equity associated with the generating assets to these entities. The fossil fuel and nuclear fuel inventories, materials and supplies, and certain purchase power contracts of BGE were also assumed by these entities.

         Attached as an exhibit is pro forma financial statements for BGE and a description of the pro forma adjustments that reflect these transfers and other financial impacts surrounding the deregulation of BGE's electric generation business. These pro forma financial statements and descriptions of the pro forma adjustments represent the latest available information as of the date of this report.

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ITEM 5. Other Events
--------------------

     On April 8, 1999 Maryland enacted the Act. Major elements of the Act are discussed in our June 30, 1999 Quarterly Report on Form 10-Q. On November 10, 1999, the Maryland PSC issued an order that resolved the major issues surrounding electric restructuring, accelerated the timetable for customer choice and addressed the major provisions of the Act (the "Restructuring Order"). The Restructuring Order also resolved the electric restructuring proceeding (transition costs, customer price protections, and unbundled rates for electric services) and a petition filed by the Office of People's Counsel to lower BGE's electric base rates. The major provisions of the Restructuring Order are discussed in our 2000 10Q.

         In early December 1999, the Mid-Atlantic Power Supply Association (MAPSA), Trigen-Baltimore Energy Corporation and Sweetheart Cup Company, Inc. filed appeals of the Restructuring Order, which were consolidated in the Baltimore City Circuit Court. MAPSA also filed a motion to delay implementation of the Restructuring Order, pending a decision on the merits of the appeals by the court. Both the Trigen and Sweetheart Cup appeals have been dismissed with prejudice.

         In April 2000, the Baltimore City Circuit Court dismissed MAPSA's appeal and denied its motion for a delay of the Restructuring Order. In June, 2000, MAPSA filed another motion with the Baltimore City Circuit Court to delay implementation of certain provisions of the Restructuring Order. The Circuit Court also denied that motion. MAPSA then filed a motion for injunctive relief with the Maryland Court of Special Appeals, which denied the motion on June 30, 2000. MAPSA then filed a petition for certiorari and motion for injunctive relief with the Maryland Court of Appeals, which granted the petition and ordered a delay of the Restructuring Order on June 30, 2000. The Maryland Court of Appeals has set a hearing on MAPSA's motion for July 20, 2000. BGE filed an emergency motion for reconsideration, which was supported by the Maryland PSC and Office of People's Counsel. However, the Court of Appeals deferred action on the motion until its July 20, 2000 hearing.

         The effect of the Court of Appeals stay of the Restructuring Order is to delay the implementation of customer choice in BGE's service territory. While we believe that MAPSA's case is without merit, no assurance can be given as to the timing, or outcome, of the case. At this time, we cannot predict the effect that the delay of implementation of customer choice or MAPSA's appeal on the merits of the Restructuring Order will have on Constellation Energy or BGE, but they could have a material adverse effect on Constellation Energy's and BGE's financial results.

         On July 6, 2000, MAPSA and Shell Energy LLC filed, in the Circuit Court for Baltimore City, a petition for review and an injunction of the Maryland PSC's order approving the transfer of BGE's generation assets issued on June 19, 2000. We believe that this petition and request for injunction are without merit. However, we cannot predict the timing, or outcome, of this case, which could have a material adverse effect on Constellation Energy's and BGE's financial results.

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ITEM 7.  Financial Statements and Exhibits
-------  ---------------------------------

Exhibit No. 2(a)  Agreement and Plan of Reorganization and Corporate Separation
                  (Nuclear)

Exhibit No. 2(b)  Agreement and Plan of Reorganization and Corporate Separation
                  (Fossil)

Exhibit No. 99    BGE ProForma Financial Statements--Generation Asset Transfer

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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CONSTELLATION ENERGY GROUP, INC.
                                 -----------------------------------
                                          (Registrant)


                                 BALTIMORE GAS AND ELECTRIC COMPANY
                                 -----------------------------------
                                          (Registrant)





Date:  July 7, 2000              /s/ Christian H. Poindexter
      -------------              -----------------------------------
                                 Christian H. Poindexter,
                                 President and Chief Executive Officer
                                 on behalf of Constellation Energy Group, Inc.



Date:  July 7, 2000              /s/ Frank O. Heintz
      -------------              -----------------------------------
                                 Frank O. Henitz
                                 President and Chief Executive Officer
                                 on behalf of Baltimore Gas and Electric Company



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